Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION

DECLARES FOURTH QUARTER 2012 DIVIDEND OF $0.25 PER COMMON SHARE

AND REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

FOURTH QUARTER 2012 DIVIDEND DECLARED

Chicago, IL - November 7, 2012 - Ares Commercial Real Estate Corporation (NYSE: ACRE) announced that its Board of Directors has declared a fourth quarter 2012 dividend of $0.25 per common share, an increase of $0.19 per common share over the third quarter 2012 dividend.  The fourth quarter 2012 dividend is payable on January 10, 2013 to common stockholders of record as of December 31, 2012.

“Through our direct national origination platform we have found increasing success in closing commercial real estate loans that meet our investment criteria,” said John Bartling, Chief Executive Officer of Ares Commercial Real Estate Corporation.  “We are pleased with the nearly $120 million in new loans that we closed in the third quarter, which has significantly improved our run rate profitability as we head into the fourth quarter.  In addition, our positive momentum is continuing with approximately $150 to $200 million of additional loans in the closing process.  As a result of continuing to build out our initial portfolio and planned closings, we have increased our fourth quarter dividend to $0.25 per common share.”

THIRD QUARTER 2012 FINANCIAL RESULTS

Ares Commercial Real Estate Corporation also announced its financial results for the quarter ended September 30, 2012.

THIRD QUARTER 2012 HIGHLIGHTS

•                  Closed four new loans totaling $119.5 million in commitments ($112.7 million in outstanding principal), including three senior loans totaling $105.2 million in commitments ($98.4 million in outstanding principal) and one $14.3 million mezzanine loan.

•                  More than doubled the outstanding principal of loans held for investment to $192.5 million at September 30, 2012 versus $79 million at June 30, 2102.

•                  Declared a third quarter 2012 dividend of $0.06 per common share, which was paid on October 11, 2012.

SUMMARY OF THIRD QUARTER 2012 FINANCIAL RESULTS

Net income (loss) attributable to common shareholders was $(554) thousand or $(0.06) per basic and diluted common share and $(895) thousand or $(0.16) per basic and diluted common share for three and nine months ended September 30, 2012, respectively.  Core Earnings (loss) for the three and nine months ended September 30, 2012 were $(418) thousand or $(0.05) per basic and diluted share and approximately $(693) thousand or $(0.12) per basic and diluted share, respectively.  Reconciliation of Core Earnings (loss) to the most directly comparable GAAP financial measure, net income (loss), is set forth for the three and nine month periods ended September 30, 2012 in a table at the end of this presentation.  As the Company commenced investment operations on December 9, 2011, there are no prior periods for which to compare financial results.

SUMMARY OF INVESTMENTS AT SEPTEMBER 30, 2012

At September 30, 2012, the Company had originated eight loans totaling approximately $218.5 million in commitments with  outstanding principal of $192.5 million.  At September 30, 2012, all loans were performing in accordance with the terms of the respective loan agreements.

Portfolio at September 30, 2012:

Loan Type/Location	Square Footage/ Units	Origination Date	Maturity Date(1)	Remaining Life (Years)
Transitional Senior Mortgage Loans

Office Complex in Austin, TX	270,000 sq. ft	Feb 2012	Mar 2015	2.4

Office Building in Denver, CO	173,000 sq. ft	Dec 2011	Jan 2015	2.3

Apartment Building in New York, NY	101 units	Sep 2012	Oct 2017	5.0

Apartment Building in Avondale, AZ	301 units	Aug 2012	Oct 2015	2.8

Stretch Senior Mortgage Loans

Office Building in Boston, MA	152,000 sq. ft	Feb 2012	Mar 2015	2.4

Office Building in Miami, FL	286,000 sq. ft	Sep 2012	Oct 2015	3.0

Subordinated Debt Investments

Office Building in Atlanta, GA	175,000 sq. ft	Aug 2012	Sep 2017	4.8

Office Building in Fort Lauderdale, FL	257,000 sq. ft	Jan 2012	Feb 2015	2.3
Average				3.2

(1) The Boston loan is subject to one 12-month extension option. The Miami, Austin, Avondale, and Fort Lauderdale loans are subject to two 12-month extension options.

(amounts in millions, except percentages)	Total	Outstanding		Carrying	LTV	Interest		Origination	Exit	LIBOR	Unleveraged Effective
Loan Type/Location	Commitment	Principal		Amount	At Origination	Rate		Fee	Fee	Floor	Yield
Transitional Senior Mortgage Loans

Office Complex in Austin, TX						L+5.75%	-
	$38.0	$30.3		$29.8	70%	L+5.25%		1.0%	0.5%(2)	1.0%	7.5%

Office Building in Denver, CO	11.0	6.6		6.5	38%	L+5.50%		1.0%	1.0%	1.0%	7.3%

Apartment Building in New York, NY	36.1	30.8		30.5	65%	L+5.00%		1.0%	0.5%	0.8%	6.1%

Apartment Complex in Avondale, AZ	22.1	20.6		20.4	68%	L+4.25%		1.0%	0.8%	1.0%	5.9%

Stretch Senior Mortgage Loans

Office Building in Boston, MA	34.9	34.9		34.6	88%	L+5.65%		1.0%	0.5%	0.7%	6.8%

Office Building in Miami, FL	47.0	47.0		46.5	76%	L+5.25%		1.0%	—(1)	1.0%	6.6%

Subordinated Debt Investments

Office Building in Atlanta, GA	14.3	14.3		14.3	75%	10.5%		1.0%	—	—	10.8%

Office Building in Fort Lauderdale, FL	15.0	8.0	(3)	7.9	51%	L+10.75%-L+8.18%		1.0%	0.5%(4)	0.8%	12.1%
Total	$218.4	$192.5		$190.5							7.2%

(1) This loan was originated with a 0.25% exit fee payable to us upon the earlier of repayment or the loan’s maturity. However, such exit fee is not payable if the loan is repaid within 24 months of origination.

(2) The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.25%.

(3) The total commitment the Company co-originated was a $37 million first mortgage, of which a $22 million A-Note was fully funded by Citibank, N.A. The Company retained a $15 million B-Note.

(4) This loan was structured using an A-Note/B-Note structure which priced at L+5.25% on a cumulative basis with the LIBOR component subject to a minimum rate of 0.75%. The fully funded A-Note priced at L+3.25% (with the LIBOR component of the rate subject to a minimum rate of 0.75%) resulting in an interest rate on our B-Note at initial funding of $8 million of L+10.75% (with the LIBOR component subject to a minimum rate of 0.75%). Upon the B-Note becoming fully funded at $15 million, its effective interest rate will decrease to L+8.18% (with the LIBOR component subject to a minimum rate of 0.75%).

RECENT DEVELOPMENTS

Subsequent to quarter end, on October 9, 2012, the Company originated a senior loan collateralized by interests in an existing office building located in Cincinnati, OH with a total commitment of $35.5 million ($26.9 million in outstanding principal). The loan has an interest rate of L+5.35%, origination fee of 0.5%, exit fee of 0.5% and a term of 3 years.  The initial unleveraged effective yield is 6.0%.  In addition, on November 5, 2012, the Company originated a $13.4 million senior loan collateralized by an existing apartment complex located in Arlington, VA. The loan has an interest rate of L+5.15%, origination fee of 1.0%, exit fee of 0.5% and a term of 2 years.  The initial unleveraged effective yield is 6.2%.

INVESTMENT CAPACITY AND LIQUIDITY

As of November 6, 2012, the Company was in the closing process with respect to approximately $150 million to $200 million of additional loans pursuant to non-binding term sheets. In addition, the Company had approximately $300 million of potential loans with soft quotes or indicative terms provided, and approximately $550 million of potential loans in other earlier stages of evaluation. Historically, the Company has executed non-binding term sheets for a relatively small percentage of evaluated loans. The Company operates in a competitive market for investment opportunities and competition may limit its ability to originate or acquire the investments in the pipeline. The consummation of any of the loans in the pipeline depends upon, among other things, one or more of the following: satisfactory completion of the Company’s due diligence investigation and investment process, market conditions, available liquidity, the Company’s agreement with the sponsor on the terms and structure of such loan, and the execution and delivery of satisfactory transaction documentation. In addition, the Company may co-originate some of these loans with third parties. The Company cannot provide any assurances that it will close or co-originate any of these loans.

As of November 6, 2012, the Company had approximately $29.9 million in cash and cash equivalents (excluding approximately $3.6 million of restricted cash) and approximately $48.7 million available, subject to the satisfaction of certain terms and conditions, in approved but undrawn capacity under its secured funding facilities based on the existing loans held for investment that have been pledged.  Under the secured funding facilities, the Company is required, among other affirmative and negative covenants, to maintain a minimum liquidity of $20.0 million, which the Company currently intends to meet by holding in reserve cash or cash equivalents equal to such amount.  Accordingly, as of November 6, 2012, the Company had approximately $58.6 million of capital available to fund additional investments, existing unfunded commitments and other working capital items.  Assuming that the Company used such amount to make investments and was able to achieve a debt-to-equity ratio of between 1-to-1 and 2-to-1, the Company had the capacity to fund between approximately $100 million and approximately $150 million of additional senior loans and its existing unfunded commitments.  As of November 6, 2012, the total unfunded commitments for the Company’s existing loans held for investment were approximately $34.1 million and borrowings under the Company’s secured funding facilities were approximately $94.5 million.

THIRD QUARTER 2012 DIVIDEND

On September 21, 2012, the Company declared a dividend of $0.06 per common share for the third quarter of 2012, which was paid on October 11, 2012 to common shareholders of record as of October 2, 2012.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Wednesday, November 7, 2012, 9:00 AM Central Time (10:00 AM Eastern Time) to discuss its financial results for the third quarter ended September 30, 2012.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (877) 883-0383. International callers can access the conference call by dialing +1(412) 902-6506. All callers will need to enter the Participant Elite Entry Number 9866246 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 20, 2012 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1(412) 317-0088. For all replays, please reference conference number 10018377. An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust commencing with its taxable year ending December 31, 2012, and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $56 billion in committed capital under management as of September 30, 2012.  For more information, please visit our website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

FORWARD LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
404-814-5204

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Cash and cash equivalents	$23,983	$1,240
Restricted cash	1,922	—
Loans held for investment	190,539	4,945
Accrued interest receivable	871	3
Deferred financing costs, net	2,416	1,194
Other assets	522	205
Total assets	$220,253	$7,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured funding agreements	$48,790	—
Escrow liability	1,922	—
Accrued expenses	812	123
Due to affiliate	1,284	827
Dividends payable	556	—
Refundable deposits	175	200
Interest payable	31	—
Total liabilities	53,570	1,150

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 and no shares authorized at September 30, 2012 and December 31, 2011, respectively, no shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, par value $0.01 per share, 450,000,000 and 100,000 shares authorized at September 30, 2012 and December 31, 2011, respectively, 9,267,162 and no shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	92	—
Additional paid in capital — common stock	169,210	6,600
Accumulated deficit	(2,619)	(163)
Total stockholders’ equity	166,683	6,437
Total liabilities and stockholders’ equity	$220,253	$7,587

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended September 30, 2012	For the nine months ended September 30, 2012
	(unaudited)	(unaudited)
Net interest margin:
Interest income	$1,889	$4,397
Interest expense	(398)	(1,090)

Net interest margin	1,491	3,307

Expenses:
Management fees	625	1,044
Professional fees	292	706
General and administrative expenses	496	827
General and administrative expenses reimbursed to affiliate	632	951

Total expenses	2,045	3,528

Net income (loss)	(554)	(221)

Less income (loss) attributable to Series A convertible preferred stock:
Quarterly preferred dividends	—	(102)
Accretion of redemption premium	—	(572)

Net income (loss) attributable to common stockholders	(554)	(895)

Basic and diluted earnings (loss) per common share	$(0.06)	$(0.16)

Basic and diluted weighted average shares of common stock outstanding	9,205,480	5,606,840

Basic and diluted dividends declared per share of common stock	$0.06	$0.17

Core Earnings is a non-GAAP financial measure that is used, among other things, to compute incentive fees payable to the Company’s external manager, Ares Commercial Real Estate Management LLC (“ACREM”). The Company believes the disclosure of Core Earnings provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial conditions and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee payable to ACREM, depreciation and amortization (related to targeted investments that are structured as debt to the extent the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss). The amount will be also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by ACREM and approved by a majority of the independent directors of the Company.  Core Earnings (loss) for the three and nine months ended September 30, 2012 were approximately $(418) thousand or $(0.05) per basic and diluted share and approximately $(693) thousand or $(0.12) per basic and diluted share, respectively.  Reconciliation of Core Earnings (loss) to the most directly comparable GAAP financial measure, net income (loss), is set forth in the table below for the three and nine month periods ended September 30, 2012:

(in thousands, except share and per share data)

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	Amount	Per share	Amount	Per Share
Net income (loss) attributable to common shareholders	$(554)	$(0.06)	$(895)	$(0.16)
Add back: non-cash stock-based compensation	136	0.01	202	0.04
Core Earnings (loss)	$(418)	$(0.05)	$(693)	$(0.12)